UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 30, 2009
VION PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-26534	13-3671221

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

4 Science Park, New Haven, CT	06511

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (203) 498-4210
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     On December 30, 2009, Vion Pharmaceuticals, Inc. (the “Company”) announced that the U.S. Food and Drug Administration (“FDA”) had responded to its Special Protocol Assessment (“SPA”) request to evaluate the Phase III randomized trial HOVON AML 92 sponsored by the Dutch-Belgian Cooperative Group for Hematology Oncology (“HOVON”) of its lead product Onrigin™. The FDA raised concerns with the HOVON trial design and requested modifications that would require a new Phase III trial at significant additional time and expense.
     The Company will evaluate whether to file another SPA for an alternative randomized Phase III trial within the next two weeks. In this context, the SPA process is intended to evaluate a Phase III protocol whose data will form the primary basis for an efficacy claim. The Phase III randomized trial in acute myeloid leukemia (“AML”) is in response to the FDA’s complete response letter to the Company’s New Drug Application for Onrigin™ requiring that a randomized trial be conducted to support the approval of Onrigin™ for the treatment of AML.
     A copy of the press release announcing the response to the SPA is attached as Exhibit 99.1 hereto and incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

EXHIBIT NO.	DESCRIPTION

99.1	Press release dated December 30, 2009

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VION PHARMACEUTICALS, INC.
Date: December 31, 2009	By:	/s/ Howard B. Johnson
		Name:	Howard B. Johnson
		Title:	President and Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION
99.1	Press release dated December 30, 2009